Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Marinus Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended (Stock Option Awards)	Other	1,042,821	(2)	$6.04	(6)	$6,298,639	(6)	0.0001102	$694

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended (Restricted Stock Units)	Other	977,290	(3)	$10.11	(7)	$9,880,402	(7)	0.0001102	$1,089

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to Stock Option Awards (Inducement Grant)	Other	708,299	(4)	$6.14	(8)	$4,348,956	(8)	0.0001102	$479

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to Restricted Stock Unit Awards (Inducement Grant)	Other	20,500	(5)	$10.11	(9)	$207,255	(9)	0.0001102	$23

Total Offering Amounts							$20,735,252			$2,285
Total Fee Offsets										—
Net Fee Due										$2,285

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents shares of common stock, $0.001 par value per share (“Common Stock”) of Marinus Pharmaceuticals, Inc. (the “Registrant”) reserved for issuance pursuant to stock option awards (“Options”) outstanding under the Registrant’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), as of the date of this registration statement, which shares of Common Stock of the Registrant were added to the shares reserved under the 2014 Plan on January 1, 2023 pursuant to an “evergreen” provision contained in the 2014 Plan, and which amount may again become available for grant and issuance under the 2014 Plan in the event the outstanding Options expire or are forfeited in accordance with their terms prior to being exercised.

(3)

Represents shares of Common Stock of the Registrant reserved for issuance pursuant to restricted stock units (“RSUs”) outstanding under the 2014 Plan as of the date of this registration statement, which shares of Common Stock of the Registrant were added to the shares reserved under the 2014 Plan on January 1, 2023 pursuant to an “evergreen” provision contained in the 2014 Plan, and which amount may again become available for grant and issuance under the 2014 Plan in the event the outstanding RSUs are forfeited in accordance with their terms prior to vesting.

(4)

Represents shares of Common Stock of the Registrant issuable upon the exercise of outstanding Options granted to employees of the Registrant outside the 2014 Plan between June 3, 2022 and June 8, 2023 as an inducement material to entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Option Awards”).

(5)

Represents shares of Common Stock of the Registrant issuable upon the exercise of outstanding RSUs granted to employees of the Registrant outside the 2014 Plan between June 3, 2022 and June 8, 2023 as an inducement material to entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

(6)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted-average exercise price for outstanding Options granted pursuant to the 2014 Plan as of the date of this registration statement.

(7)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 26, 2023, a date within five business days of the filing of this registration statement.

(8)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted-average exercise price of the Inducement Option Awards.

(9)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the amount of the registration fee based on of the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 26, 2023, a date within five business days of the filing of this registration statement.